UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 24, 2022

HARVARD BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33957	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

84 October Hill Road

Holliston, MA 01746

(Address of Principal Executive Offices) (Zip Code)

(508) 893-8999

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HBIO	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed in Harvard Bioscience, Inc.’s (the “Company,” “we,” “our,” and “us”) periodic filings with the Securities and Exchange Commission, on April 14, 2017, representatives for the estate of an individual plaintiff filed a wrongful death complaint with the Suffolk Superior Court, in the County of Suffolk, Massachusetts (the “Court”), against the Company and other defendants, including Biostage, Inc. (f/k/a Harvard Apparatus Regenerative Technology, Inc.) (“Biostage”), a former subsidiary of the Company that was spun off in 2013, as well as another third party. The complaint seeks payment for an unspecified amount of damages and alleges that the plaintiff sustained terminal injuries allegedly caused by products, including one synthetic trachea scaffold and two bioreactors, provided by certain of the named defendants and utilized in connection with surgeries performed by third parties in Europe in 2012 and 2013.

On September 15, 2021, Biostage’s products liability insurance carrier, which insures the Company as an additional insured and which had appointed defense counsel and had been defending both Biostage and the Company on this case, notified the Company and Biostage that it was denying coverage under the applicable policy for the lawsuit and would no longer be providing a defense to the Company or Biostage with respect thereto, or covering related legal expenses incurred after September 30, 2021. The insurance carrier also filed a corresponding complaint for declaratory judgment with the Court asking the Court to declare that said insurance provider is not required to defend, indemnify or provide coverage to the Company or Biostage with respect to the lawsuit.

On January 24, 2022, the Superior Court, Suffolk County, granted the Company’s and Biostage’s jointly filed motion for a preliminary injunction against the insurance carrier requiring that it continue to pay legal expenses incurred by Biostage and the Company on or after September 30, 2021, in connection with the underlying lawsuit during the pendency of the insurance coverage lawsuit, as well as awarding reasonable attorneys’ fees and costs incurred by the parties in connection with seeking the preliminary injunction.

To the extent the carrier continues to pursue its claim for a declaratory judgment, the Company continues to believe that the insurance carrier’s grounds for denying coverage are without merit, and intends to vigorously defend against this complaint for declaratory judgment and the insurance carrier’s denial of the claim and related matters in order to, among other things, restore the Company’s rights to seek insurance coverage for any damages awarded in the lawsuit. However, notwithstanding the preliminary injunction, there can be no assurance that the Company and Biostage will prevail in the insurance coverage litigation. As such, other than what has been ordered in the preliminary injunction, it is unclear at this point the full extent to which the Company’s liability insurance coverage will reimburse the Company for all or any portion of any defense costs or damages incurred in connection with the underlying case.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: January 24, 2022	By:	/s/ Michael A. Rossi
Michael A. Rossi
Chief Financial Officer